Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Investor Relations                                     Carl Hymans
Tiens Biotech Group (USA), Inc.                        G. S. Schwartz & Co.
Tel: 0086-22-8213-7594                                 Tel: 212-725-4500
Fax: 0086-22-8213-7667                                 Fax: 212-725-9188
Email: investor@tiens-bio.com                          Email: carlh@schwartz.com
http://www.tiens-bio.com

             TIENS BIOTECH GROUP (USA) REPORTS FIRST QUARTER RESULTS

          FIRST QUARTER REVENUE INCREASED 17% -- NET INCOME ROSE 20.8%

NEW YORK -May 19, 2006 -Tiens Biotech Group (USA), Inc. ("the Company" or "Tiens USA"), (Amex: TBV), www.tiens-bio.com, announced financial results for the first quarter ended March 31, 2006.

First quarter revenue increased 17.0% to $16,722,560 from $14,295,999 for the first quarter ended March 31, 2005.

The increase in revenue reflects a 6.5% increase in sales of the Company's products in China and a 30.4% rise in international sales, including an approximately $3.0 million increase in sales in Indonesia, offset by a $1.2 million decrease in Russian sales, which the Company believes is a normal fluctuation for a relatively mature market.

A breakdown of Chinese and international sales is as follows:

                                 First Quarter Ended March 31,
                               -------------------------------
Revenue                             2006             2005         Increase in %
----------------------------   --------------   --------------   --------------
China                          $    8,566,617   $    8,040,796              6.5%
----------------------------   --------------   --------------   --------------
International                  $    8,155,943   $    6,255,203             30.4%
----------------------------   --------------   --------------   --------------

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

Net income for the quarter increased 20.8% to $6,769,709 from $5,605,280 for the comparable 2005 period. Earnings per share for the 2006 first quarter was $0.09, on weighted average shares outstanding of 71,333,586, compared to $0.08, on the same weighted average shares outstanding, for the first quarter of 2005.

Cost of sales for the quarter ended March 31, 2006 was $4,806,296, compared to $3,457,418 for the first quarter ended March 31, 2005. The increase in the cost of sales reflects the Company's increase in Chinese and international sales, stricter quality control testing measures and the introduction of new manufacturing procedures.

Consolidated gross profit increased 9.9% to $11,916,264 for the first quarter ended March 31, 2006, from $10,838,581 for the first quarter ended March 31, 2005.

The gross profit margin for the first quarter ended March 31, 2006 decreased 4.5% to 71.3%, from 75.8% for the first quarter ended March 31, 2005.

Tiens USA sells all of its products for consumption in China to Tianjin Tianshi Biological Engineering Co. Ltd. ("Tianshi Engineering"), a related party of Tiens USA. To qualify for a direct selling license in China, Tianshi Engineering is required to produce some of the products that it sells in China. As a result, in 2006, Tiens USA began to sell semi-finished products to Tianshi Engineering, which jointly shares with Tiens USA licenses to produce, manufacture and sell the products. These semi-finished products have a lower sales price and a lower margin than the finished products previously sold to Tianshi Engineering. The decrease in margins was primarily due to the lower margin on semi-finished products compared to finished goods, as well as the added manufacturing costs on Tiens USA's goods due to the new manufacturing procedures.

Management is exploring the extent to which the amount of finished manufacturing by Tianshi Engineering might need to increase in the future to comply with its qualification for, and maintenance of, a direct selling license in China, and the potential effect this will have on Tiens USA. Management will provide additional information upon completion of a review and analysis of this matter.

Selling, general and administrative expenses decreased slightly to $2,566,422 for the first quarter ended March 31, 2006 compared to $2,633,875 for the first quarter ended March 31, 2005. The selling, general and administrative expenses as a percentage of revenue decreased 3.1% to 15.3% for the three months ended March 31, 2006, compared to 18.4% for the first quarter ended March 31, 2005.

As of March 31, 2006, Tiens USA had $75,848,769 of retained earnings and total shareholders' equity of $97,134,935.

As of March 31, 2006 Tiens USA had cash of $35,470,512, compared with $77,545,991 as of December 31, 2005, a decrease of $42,075,479. This decrease is primarily due to loans of approximately $24,960,000 made by Tiens USA to Tianshi Engineering and $4,400,000 made to Tianyuan Capital Development Corp. Ltd., a related party of Tiens USA, in addition to the purchase of $13,638,900 of short-term, interest bearing financial instruments from the Agricultural Bank of China.

The loan to Tianshi Engineering, Tiens USA's largest customer, is strategically important to Tiens USA. For the first quarter of 2006, sales to Tianshi Engineering in China represented 51.2% of Tiens USA's total revenue. After direct selling regulations were adopted by the Chinese government in 2005, Tiens USA's competitors increased their investments in China in order to capitalize on the projected increased sales opportunities. Similarly, Tianshi Engineering has been focusing on increasing its marketing activities in China, including opening additional branches across China, developing a nation-wide advertising campaign, encouraging media coverage and strengthening the Tiens brand.

Management believes that the loan by Tiens USA to Tianshi Engineering is an investment in the future of Tiens USA at this significant stage in the development of direct selling in China. In 2006 Tiens USA has not directly incurred marketing expenses in China, but has chosen to support the necessary marketing efforts of Tianshi Engineering through the loan. The loan to Tianshi Engineering is due on June 30, 2006. Management intends to review the status of Tianshi Engineering's direct selling license application and the direct selling market in China as the due date approaches to determine whether to extend the loan.

Jinyuan Li, Chairman, President and CEO of Tiens USA, said, "The increase in sales for the first quarter reflects the growing worldwide demand for our unique, high quality nutrition supplement and personal care products. Tiens USA continues to implement its strategic growth plans which include further expanding its networking sales force in China, establishing new branches in China and forging relationships with international affiliated companies. We are committed to increasing our market share and will continue to invest in the company's growth. We are confident in our positive long-term outlook for the Company and its ability to enhance shareholder value."

About Tiens Biotech Group (USA), Inc., http://www.tiens-bio.com

Tiens Biotech Group (USA), Inc. conducts its main business operations through its 80% owned subsidiary Tianjin Tianshi Biological Development Co., Ltd. ("Biological"), which is based in Tianjin, People's Republic of China (PRC). Biological primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary nutrition supplement products, and personal care products.

Tiens USA derives its revenues principally from product sales to affiliated companies in China and outside of China. Since its establishment, Biological has developed and produced 39 nutrition supplements, which include wellness products and dietary nutrition supplements. Biological has also developed and produced 25 personal care products, which include skin care products and personal washing products. Biological develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Biological has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

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

In China, Biological conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Biological's products in China through chain stores, domestic affiliated companies, and its 106 branches. Outside of China, Biological sells its products through an extensive direct sales force, or multi-level marketing sales force of overseas affiliates, located in approximately 54 countries, and independent distributors who use the products themselves and/or resell them to other distributors or consumers. The Company's direct sales marketing program is subject to governmental regulation in each of these countries.

Tiens Biotech Group (USA), Inc. (Amex: TBV) is a corporation organized under the laws of the State of Delaware.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements, including the Company's financial results for the three months ended March 31, 2006, are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Tiens Biotech Group
(USA), Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

                                 -Tables Follow-

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

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME FOR THE
                   THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                                                      March 31,       March 31,
                                                                        2006            2005
                                                                    (Unaudited)     (Unaudited)
                                                                    ------------    ------------
REVENUE - RELATED PARTIES                                           $ 16,722,560    $ 14,295,999
COST OF SALES                                                          4,806,296       3,457,418
                                                                    ------------    ------------
GROSS PROFIT                                                          11,916,264      10,838,581
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                           2,566,422       2,633,875
                                                                    ------------    ------------
INCOME FROM OPERATIONS                                                 9,349,842       8,204,706
OTHER (EXPENSE), net                                                     (37,721)       (463,061)
                                                                    ------------    ------------
INCOME BEFORE PROVISION FOR INCOME TAXES
  AND MINORITY INTEREST                                                9,312,121       7,741,645
PROVISION FOR INCOME TAXES                                               733,531         616,259
                                                                    ------------    ------------
INCOME BEFORE MINORITY INTEREST                                        8,578,590       7,125,386
MINORITY INTEREST                                                      1,808,881       1,520,106
                                                                    ------------    ------------
NET INCOME                                                             6,769,709       5,605,280
OTHER COMPREHENSIVE INCOME
  Foreign currency translation adjustment                                717,827             999
                                                                    ------------    ------------
COMPREHENSIVE INCOME                                                $  7,487,536    $  5,606,279
                                                                    ============    ============
EARNINGS PER SHARE, BASIC AND DILUTED                               $       0.09    $       0.08
                                                                    ============    ============
WEIGHTED AVERAGE NUMBER OF SHARES                                     71,333,586      71,333,586
                                                                    ============    ============

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2006 AND DECEMBER 31, 2005

                                                                      March 31,     December 31,
                                                                        2006            2005
                                                                    (Unaudited)       (Audited)
                                                                    ------------    ------------
                                     ASSETS
                                     ------
CURRENT ASSETS:
     Cash                                                           $ 35,470,512    $ 77,545,991
     Short-term investment                                            13,728,000              --
     Accounts receivable, trade - related parties, net of
        allowance for doubtful accounts of $208,251 and $206,916
        as of March 31, 2006 and December 31, 2005, respectively       9,906,880       2,165,958
     Other receivables                                                   408,003         234,486
     Other receivables - related parties                              32,195,077       3,281,081
     Inventories                                                       5,790,819       7,516,352
                                                                    ------------    ------------
        Total current assets                                          97,499,291      90,743,868
                                                                    ------------    ------------

PLANT AND EQUIPMENT, net                                              26,534,605      24,877,688
                                                                    ------------    ------------
OTHER ASSETS:
     Intangible assets, net                                              484,680         476,637
     Employee advances                                                   267,101         145,071
     Deposits                                                          5,270,190       5,380,890
                                                                    ------------    ------------
         Total other assets                                            6,021,971       6,002,598
                                                                    ------------    ------------
         Total assets                                               $130,055,867    $121,624,154
                                                                    ============    ============

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2006 AND DECEMBER 31, 2005

                                                                      March 31,     December 31,
                                                                        2006            2005
                                                                    (Unaudited)       (Audited)
                                                                    ------------    ------------
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
     Accounts payable                                               $  2,326,621    $  2,698,813
     Advances from customers - related parties                         2,145,619       2,077,130
     Wages and benefits payable                                          511,614       1,045,052
     Other taxes payable                                               1,215,316       1,413,054
     Other payables                                                      458,788         339,390
     Other payables - related parties                                  1,867,311       1,816,534
     Current portion of long term debt                                 2,130,000       2,130,000
                                                                    ------------    ------------
        Total current liabilities                                     10,655,269      11,519,973

LONG TERM DEBT, net of current portion                                 8,527,742       8,527,742
                                                                    ------------    ------------
        Total liabilities                                             19,183,011      20,047,715
                                                                    ------------    ------------
MINORITY INTEREST                                                     13,737,921      11,929,040
                                                                    ------------    ------------
SHAREHOLDERS' EQUITY:
     Common stock, $0.001 par value, 260,000,000 shares authorized,
        71,333,586 issued and outstanding, respectively                   71,334          71,334
     Paid-in-capital                                                   8,842,009       8,842,009
     Statutory reserves                                                9,420,783       9,420,783
     Retained earnings                                                75,848,769      69,079,060
     Accumulated other comprehensive income                            2,952,040       2,234,213
                                                                    ------------    ------------
        Total shareholders' equity                                    97,134,935      89,647,399
                                                                    ------------    ------------
           Total liabilities and shareholders' equity               $130,055,867    $121,624,154
                                                                    ============    ============

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